Exhibit 31.1

Certification Pursuant to Rules 13a-14(a) and 15d-14(a) as

Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, David Doft, certify that:

1.	I have reviewed this amendment to the annual report on Form 10-K for the year ended December 31, 2018 of MDC Partners Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:	March 18, 2019	/s/ David Doft
		By:	David Doft
		Title:	Chief Financial Officer and member of the CEO Executive Committee